EXHIBIT 21.1
SUBSIDIARIES OF
AFFILIATD COMPUTER SERVICES, INC.,
a Delaware corporation
Effective as of June 30, 2008

Jurisdiction of
Subsidiary Name	Organization	Other Business Name
ACB Airport Solutions, LLC	Georgia	None
ACS (Cyprus) Holdings Limited	Cyprus	None
ACS Application Management Services,	California	BlueStar Solutions
Inc.
ACS BPS de Guatemala S.A.	Guatemala	None
ACS BRC Holdings, Inc.	Delaware	None
ACS Business Process Solutions	Dominican Republic	None
(Dominican Republic), S.A.
ACS Business Process Solutions (Jamaica)	Jamaica	None
Limited
ACS Business Process Solutions de Mexico	Mexico	None
S.A. de C.V.
ACS Business Process Solutions Limited	United Kingdom	None
ACS Business Resources Corporation	Delaware	None
ACS Business Services, LLC	Delaware	None
ACS China Solutions Hong Kong Limited	Hong Kong	None
ACS Commercial Solutions Italy S.r.l.	Italy	None
ACS Commercial Solutions, Inc.	Nevada	ACS Business Process Solutions
ACS Consultant Company, Inc.	Michigan	ACS Healthcare Solutions;
HIT Resources;
Superior Consultant;
Superior Consultant Company;
Superior Consultant Company, Inc.
ACS Consultant Holdings Corporation	Delaware	Superior Consultant Holdings
ACS Contact Solutions of Canada, ULC	Nova Scotia	None
ACS Defense, LLC	Delaware	ACS Defense of Delaware, LLC
ACS EDI Gateway, Inc.	Delaware	None
ACS Education Services, Inc.	Delaware	None
ACS Education Solutions, LLC	Delaware	None
ACS Enterprise Solutions, Inc.	Delaware	ACS Government Information Services;
ACS Government Records;
ACS State & Local Services;
ACS State and Local Services;
ACS Technical Service;
ACS Technical Services;
BRC Government Services;
Enduro Binders;
Exigent Computer Group;
Exigent Computer Group, Inc.;
Logan Services, Inc.
ACS Federal Solutions LLC	Delaware	None
ACS Global, Inc.	Delaware	None

Jurisdiction of
Subsidiary Name	Organization	Other Business Name
ACS Government Solutions Canada Inc.	Ontario	ACS Call Center Solutions of Canada Inc.
ACS Government Systems, Inc.	Delaware	ACS Firehouse Solutions;
Firehouse Software;
Visionary Systems
ACS Health Administration, Inc.	Delaware	Rewards Administration Center
ACS Health Care, Inc.	Oregon	None
ACS Healthcare Analytics, Inc.	Delaware	None
ACS Heritage, Inc.	Virginia	Heritage Information Systems
ACS Holdings (UK) LLP	United Kingdom	None
ACS HR Solutions, LLC	Pennsylvania	None
ACS Human Resources Solutions, Inc.	Pennsylvania	None
ACS Human Services, LLC	Indiana	None
ACS Image Solutions, Inc.	Louisiana	DPX Corporation
ACS IT Solutions, LP	Delaware	None
ACS Lending, Inc.	Delaware	None
ACS Malta Limited	Malta	None
ACS Marketing, L.P.	Delaware	None
ACS Middle East, Inc.	Delaware	None
ACS Of The Philippines, Inc.	Philippines	None
ACS Outsourcing Solutions, Inc.	Michigan	None
ACS Print and Mail Services, Inc.	Michigan	None
ACS Properties, Inc.	Delaware	None
ACS Protection Services, Inc.	Texas	None
ACS Public Sector Solutions Inc.	Canada	None
ACS Puerto Rico, LLC	Puerto Rico	None
ACS REBGM, Inc.	Illinois	None
ACS Recovery Services, Inc.	Delaware	Primax Recoveries
ACS Road Technology Services (Beijing) Co., Ltd.	China	None
ACS Securities Services, Inc.	Texas	None
ACS Solutions Chile SA	Chile	None
ACS Solutions de Mexico S.A. de C.V.	Mexico	None
ACS Solutions Hong Kong Limited	Hong Kong	None
ACS Solutions Italia, S.p.A.	Italy	None
ACS Solutions Schweiz AG	Switzerland	None
ACS State & Local Solutions, Inc.	New York	Corporate Net Income Compliance;
Corporate Net Income Compliance (CNIC)
Florida Alliance for Families;
LDC Collection Systems;
National Collections Center;
Raleigh Capital City Parking
ACS State Healthcare, LLC	Delaware	Consultec, LLC;
General American Consultec
ACS Systech Integrators Private Limited	India	None
ACS Systech Integrators, Inc.	California	Systech Inegrators;
Systech Integrated

Jurisdiction of
Subsidiary Name	Organization	Other Business Name
ACS TradeOne Marketing, Inc.	Delaware	ACS Financial and Securities Services;
Affiliated ACS Eastern Services, Inc.;
Class Action Newsletter;
TradeOne Marketing;
Unclaimed Property Recovery Reporting;
Unclaimed Property Recovery Reporting, Inc.
ACS Transport Solutions, Inc.	Georgia	None
ACS Worldwide Lending Limited	United Kingdom	None
ACS-BPS (Ghana) Limited	Ghana	None
ACS/ECG Holdings, LLC	Delaware	None
Affiliated Computer Services (Fiji) Limited	Fiji	None
Affiliated Computer Services	Netherlands	None
(Netherlands) B.V.
Affiliated Computer Services (Tianjin) Co., Ltd.	China	None
Affiliated Computer Services Business	France	None
Process Solutions, S.A.R.L.
Affiliated Computer Services do Brasil	Brazil	None
Ltda.
Affiliated Computer Services GmbH	Switzerland	None
Affiliated Computer Services Holdings	France	None
(France) S.A.R.L.
Affiliated Computer Services Holdings	Luxembourg	None
(Luxembourg) S.A.R.L.
Affiliated Computer Services Hungary	Hungary	None
Commercial and Service Provider
Limited Liability Company
Affiliated Computer Services International	Barbados	None
(Barbados) Limited
Affiliated Computer Services International	Netherlands	None
B.V.
Affiliated Computer Services Ireland	Ireland	None
Limited
Affiliated Computer Services Malaysia Sdn.	Malaysia	None
Bhd.
Affiliated Computer Services of Belgium	Belgium	None
SPRL
Affiliated Computer Services of Germany	Germany	None
GmbH
Affiliated Computer Services of India	India	None
Private Limited
Affiliated Computer Services of Poland	Poland	None
Sp. z o.o.
Affiliated Computer Services of Spain, S.L.,	Spain	None
Sociedad Unipersonal
Affiliated Computer Services Solutions	France	None
France S.A.S.
Affiliated Computer Services Solutions	Spain	None
Spain, S.L.
Affiliated Computer Services South Africa	South Africa	None
(Proprietary) Limited
Affiliated Computer Services Strategic	France	None

Jurisdiction of
Subsidiary Name	Organization	Other Business Name
Support (France)
Agilera Messaging, Inc.	Delaware	None
Agilera, Inc.	Delaware	None
Applicast, Inc.	Delaware	None
Arrival Holdings Limited	United Kingdom	None
Bevis Trustees Ltd.	United Kingdom	None
Bowers & Associates, Inc.	Wisconsin	ACS Bowers
Buck Consultants (Administration &	United Kingdom	None
Investment) Limited
Buck Consultants (Healthcare) Ltd	United Kingdom	None
Buck Consultants GmbH	Germany	None
Buck Consultants Insurance Agency	Canada	None
Limited
Buck Consultants Limited	United Kingdom	None
Buck Consultants Limited/Conseilliers	Canada	CONSEILLERS BUCK LIMITÉE
Buck Limitee
Buck Consultants N.V./S.A.	Belgium	None
Buck Consultants, LLC	Delaware	Human Resources & Investor Solutions
Buck Consultants, S.L.	Spain	None
Buck Kwasha Securities LLC	Delaware	None
Buckingham Trustees Limited	United Kingdom	None
CDR Associates, L.L.C.	Delaware	None
CompIQ Corporation	Nevada	None
Concera Corporation	Oregon	Curtis & Associates, Inc.;
New York Job Partners
Consultec IPA, Inc.	New York	None
Corporate House Holdings Limited	United Kingdom	None
Digital Information Systems Company,	Georgia	Digital Indexing Systems Company
L.L.C.
Dyadic Systems Limited	United Kingdom	None
etravelexperts, LLC	Delaware	None
FCTC Transfer Services, L.P.	Delaware	First City Transfer Company
Field Focus Services Limited	United Kingdom	None
Generation 9 Computer Services Limited	United Kingdom	None
Government Records Services, Inc.	Delaware	ACS Government Records Management;
ACS Government Records Management Inc.;
Record Services of New York
Health Technology Acquisition Company	Indiana	None
Intellinex Europe B.V.	Netherlands	None
Intellinex LLC	Delaware	ACS Global Learning
LiveBridge, Inc.	Oregon	Telemark, Inc.
MidasPlus, Inc.	Arizona	None
Netsoft Systems Limited	United Kingdom	None
Newspaper Services Holding, Inc.	Oregon	None
Outsourced Administrative Systems, Inc.	Indiana	None
Patient Accounting Service Center LLC	Washington	ACS Systems;
ARSTRAT;
Healthcare Revenue Technologies

Jurisdiction of
Subsidiary Name	Organization	Other Business Name
PR Systems Limited	United Kingdom	None
PR Technology Limited	United Kingdom	None
PSM Micro Computers Limited	United Kingdom	None
sds business services GmbH	Germany	None
Sovereign Computer Systems Limited	United Kingdom	None
Statit Software, Inc.	Oregon	None
Superior Venture Partner, Inc.	Pennsylvania	None
Syan Holdings Limited	United Kingdom	None
Syan Limited	United Kingdom	None
Syan Managed Services Limited	United Kingdom	None
Syan Software Limited	United Kingdom	None
Syan Technology Limited	United Kingdom	None
Talking People Limited	United Kingdom	None
Tenacity Manufacturing Company, Inc.	Delaware	None
The National Abandoned Property	Delaware	None
Processing Corporation
Title Records Corporation	Delaware	ACS Title Records Division;
ACS Title Records Division Inc.
Transaction Processing Specialists, Inc.	Texas	None
Truckload Management Services, Inc.	Colorado	JiggyJobs.com;
MultiMedia Recruiting, Inc.;
Trippak Express;
Trippack Express, Inc.;
Trippak Retail Sales;
Trippak Serivces;
Truckload Mangement, Inc.
Wagers & Associates, Inc.	Colorado	None